UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2023 (April 21, 2023)

ACCRETION ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40940	86-2332228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 Saint Paul, Suite 502

Denver, Colorado 80206

(Address of Principal Executive Offices) (Zip Code)

(720) 328-5070

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock, one right entitling the holder to receive one-tenth of one share of common stock upon the consummation of an initial business combination, and one-half of one redeemable warrant	ENERU	The Nasdaq Stock Market LLC

Common Stock, par value $0.001 per share	ENER	The Nasdaq Stock Market LLC

Rights, each right entitling the holder to receive one-tenth of one share of common stock upon the consummation of an initial business combination	ENERR	The Nasdaq Stock Market LLC

Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	ENERW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On April 21, 2023, Accretion Acquisition Corp. (the “Company”) issued an unsecured promissory note (the “Note”) to Accretion Acquisition Sponsor, LLC (the “Sponsor”) in the principal amount of $240,000 in connection with the Charter Amendment (as defined below).

The Note bears no interest and is due and payable upon the earlier of (a) the liquidation of the Company and (b) the closing date on which the Company consummates a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities (an “Initial Business Combination”). If an Initial Business Combination is not consummated, the Note will not be repaid and all amounts owed thereunder will be forgiven except to the extent that the Company has funds available to it outside of its trust account (the “Trust Account”) established in connection with its initial public offering. The issuance of the Note was exempt pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing description of the Note is qualified in its entirety by reference to the full text of the Note, a copy of which is attached as Exhibits 10.1 hereto and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As approved by the Company’s stockholders at the special meeting (the “Special Meeting”) of stockholders on April 14, 2023, the Company filed an amendment to the Company’s amended and restated certificate of incorporation (the “Charter Amendment”) to extend the date (the “Termination Date”) by which the Company has to consummate an Initial Business Combination from April 25, 2023 (the “Original Termination Date”) to July 25, 2023 (the “Charter Extension Date”) and to allow the Company, without another stockholder vote, to elect to extend the Termination Date to consummate an Initial Business Combination on a monthly basis up to five times by an additional one month each time after the Charter Extension Date, by resolution of the Company’s board of directors, if requested by the Sponsor, and upon five days’ advance notice prior to the applicable Termination Date, until December 25, 2023, or a total of up to eight months after the Original Termination Date, unless the closing of an Initial Business Combination shall have occurred prior thereto (the “Extension Amendment Proposal”). The stockholders of the Company approved the Extension Amendment Proposal at the Special Meeting and on April 21, 2023, the Company filed the Charter Amendment with the Delaware Secretary of State.

The foregoing description is qualified in its entirety by reference to the Charter Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 8.01	Other Events

Stockholders of the Company holding 15,395,704 shares of the Company’s common stock exercised their right to redeem such shares for a pro rate portion of the funds in the Trust Account. As a result, approximately $159.0 million (or approximately $10.33 per share) will be removed from the Trust Account to pay such holders.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Description of Exhibits
3.1	Amendment to Amended and Restated Certificate of Incorporation.
10.1	Promissory Note dated April 21, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2023

ACCRETION ACQUISITION CORP.

By:	/s/ Brad Morse
Name:	Brad Morse
Title:	Chief Executive Officer